WARRANT AGREEMENT

THIS WARRANT AGREEMENT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND EXCEPT AS PROVIDED IN SECTION 5 OF THIS WARRANT AGREEMENT, THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR, IN THE OPINION OF THE COMPANY’S SECURITIES LAW COUNSEL, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

WARRANT AGREEMENT

This Warrant Agreement (“Agreement”) is executed as of this 30th day of January, 2015, by Roberts Realty Investors, Inc., a Georgia corporation (“Company”), in favor of A-III Investment Partners LLC, a Delaware limited liability company (the “Initial Holder”), in accordance with the terms and subject to the conditions set forth in this Agreement.

WHEREAS, the Initial Holder has undertaken substantial financial risk in connection with the investment (“Share Purchase”) in the Company pursuant to that certain Stock Purchase Agreement between Initial Holder and the Company, dated November 19, 2014 (the “Stock Purchase Agreement”);

WHEREAS, in connection with the Share Purchase by the Initial Holder, the Company desires to grant to Initial Holder warrants (each, a “Warrant” and, collectively, the “Warrants”) to purchase shares of common stock, $0.01 par value per share, of the Company (“Common Stock”); and

WHEREAS, the execution of this Agreement is a condition to the closing of the transactions contemplated by the Stock Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and the agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the Company and, by acceptance of a Warrant, the Initial Holder, on its behalf and on behalf of all subsequent registered holders of the Warrants (each, a “Holder” and, collectively, the “Holders”), agrees as follows:

1.                  Definitions. All capitalized terms that are not defined in this Agreement shall have the meaning ascribed to such terms in the Stock Purchase Agreement.

2.                  Grant of Warrants. Subject to the terms, restrictions, limitations and conditions stated in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to the Initial Holder the number of Warrants set forth on Exhibit A. Each Warrant initially shall be exercisable for one fully paid and non-assessable share of Common Stock (a “Warrant Share” and, collectively, the “Warrant Shares”), subject to adjustment as provided in Section 13 of this Agreement. The Initial Holder and all subsequent Holders shall have the rights and obligations set forth in this Agreement. The Warrants issued hereby are being issued to the Initial Holder in recognition of the financial risk undertaken by the Initial Holder in connection with the Stock Purchase Agreement and the other terms and conditions thereof.

3.                  Warrant Certificates. The Warrants shall be evidenced by one or more warrant certificates, which shall be substantially in the form attached to this Agreement as Exhibit B (“Warrant Certificates”). The Warrant Certificates shall have such marks of identification or designation and such legends or endorsements thereon as the Company deems appropriate, so long as they are not inconsistent with the provisions of this Agreement, or as are required to comply with any law, rule or regulation applicable to the Company, the Warrants or the Warrant Shares. The Warrant Certificates shall be executed on behalf of the Company by the manual, facsimile or imprinted signature of its Chief Executive Officer, President or any Senior Vice President and shall be attested by the manual, facsimile or imprinted signature of its Secretary or any Assistant Secretary.

4.                  Term of Warrants. The term for the exercise of the Warrants shall begin at the closing of the Share Purchase (the “Issue Date”) and expire at 5:00 p.m. New York, New York time on the third (3rd) anniversary of the Issue Date (the “Expiration Time”).

5.                  Securities Law Representations and Related Provisions.

(a)                Purchase Entirely for Own Account. This Agreement is made with the Initial Holder in reliance upon the Initial Holder’s representation to the Company, which by the Initial Holder’s execution of this Agreement, the Initial Holder hereby confirms, that the Warrants to be acquired by the Initial Holder will be acquired for investment for the Initial Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Initial Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Initial Holder further represents that the Initial Holder does not presently have any Contract or undertaking with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Warrants or Warrant Shares.

(b)               Initial Holder Is an Accredited Investor. The Initial Holder is, or each beneficial owner of equity interests in the Purchaser is, an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(c)                Conditions to Transfer and Exercise of the Warrants and Warrant Shares. Notwithstanding anything in this Agreement to the contrary, no Warrants may be transferred unless at the time a Holder seeks to transfer such Warrants, either (a) a prospectus or registration statement relating to the Warrants is in effect under applicable laws and rules of the U.S. Securities and Exchange Commission (the “SEC”) and applicable state blue sky laws, or (b) the transfer of Warrants is made pursuant to an available exemption from registration or qualification under the securities laws of the United States and applicable state blue sky laws in the reasonable judgment of the Company’s securities counsel. Further, notwithstanding anything in this Agreement to the contrary, no Warrants will be exercisable and the Company will not be obligated to issue Warrant Shares upon the exercise of Warrants unless at the time a Holder seeks to exercise such Warrants, either (a) a prospectus or registration statement relating to the Warrant Shares is in effect under applicable laws and rules of the SEC and applicable state blue sky laws, or (b) the issuance of the Warrant Shares is made pursuant to an available exemption from registration or qualification under the securities laws of the United States and applicable state blue sky laws in the reasonable judgment of the Company’s securities counsel. Except as provided in the Registration Rights Agreement between the Company and the Initial Holder dated January 30, 2015, the Initial Holder acknowledges that the Company has no obligation to register or qualify the Warrants or the Warrant Shares and has no obligation to register or qualify the Warrants or the Warrant Shares for resale. The Initial Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements that include the time and manner of sale, the holding period for the Warrants and the Warrant Shares, whether the Holder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, and on requirements relating to the Company that are outside the Holder’s control, and which the Company is under no obligation and may not be able to satisfy.

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(d)               Legends. This Agreement has the legend set forth on page one above. Certificates evidencing the Warrant Shares shall be imprinted with a legend in substantially the following form unless a prospectus or registration statement relating to the Warrant Shares is in effect under applicable laws and rules of the SEC and applicable state blue sky laws:

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND EXCEPT AS PROVIDED IN SECTION 5 OF THE WARRANT UNDER WHICH THESE SHARES WERE ISSUED (A COPY OF WHICH IS ON FILE WITH THE COMPANY), THESE SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR, IN THE OPINION OF THE COMPANY’S SECURITIES LAW COUNSEL, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

6.                  Exercise of Warrants.

(a)                The purchase price per Warrant Share to be paid by a Holder for Warrant Shares subject to the Warrants shall be equal (a) initially, to the Purchase Price Per Share in cash, as adjusted pursuant to Section 6.2(c) of the Stock Purchase Agreement and (b) after the post-Closing adjustment pursuant to Section 1.3 of the Stock Purchase Agreement, the Adjustment Date Purchase Price Per Share, subject in each case to further adjustment as set forth in Section 13 of this Agreement (the “Exercise Price”). In no event shall this Agreement be amended to provide for the payment of the Exercise Price other than in cash (including by exchange of securities, including Warrants, or by other forms of “cashless exercise”), and the parties hereby acknowledge that the Company would not have otherwise entered into this Agreement.

(b)               Subject to Section 5, a Holder may exercise Warrants evidenced by a Warrant Certificate in whole or in part at any time prior to the Expiration Time by delivering to the secretary of the Company (i) the Warrant Certificate; (ii) a written notice to the Company specifying the number of Warrant Shares with respect to which Warrants are being exercised; and (iii) payment either by wire transfer of immediately available funds to an account designated by the Company or by certified or official bank check or bank cashier’s check payable to the order of the Company, in each case for the full amount of the aggregate Exercise Price of the Warrant Shares being acquired.

7.                  Delivery of Warrant Shares; Partial Exercise. Upon receipt of the items set forth in Section 6(b), and subject to the terms of this Agreement, the Company shall promptly deliver to, and register in the name of, the Holder a certificate or certificates representing the number of Warrant Shares acquired by exercise of a Warrant. In the event of a partial exercise of Warrant(s), a new Warrant Certificate evidencing the number of Warrant Shares that remain subject to the Warrant shall be issued by the Company to such Holder or to his duly authorized assigns.

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8.                  Registration of Transfer and Exchange. Subject to Section 5:

(a)                The Company shall keep, or cause to be kept, at its principal place of business or at such other location designated by the Company, a register or registers in which, subject to such reasonable regulations as the Company may prescribe, the registrar and transfer agent (the “Securities Registrar”) shall register the Warrant Certificates and the transfers thereof as provided herein (“Securities Register”). The initial Securities Registrar shall be the secretary or assistant secretary of the Company, and thereafter, the Securities Registrar may be removed and/or appointed as authorized by the Company.

(b)               Upon surrender for registration of transfer of any Warrant Certificate, the Company shall issue and deliver to the Holder or his duly authorized assigns, one or more new Warrant Certificates of like tenor and in like aggregate amount.

(c)                At the option of the Holder, Warrant Certificates may be exchanged for other Warrant Certificates of like tenor and in like aggregate amount upon surrender of the Warrant Certificates to be exchanged. Upon such surrender, the Company shall issue and deliver to the Holder or his duly authorized assigns, one or more new Warrant Certificates of like tenor and in like aggregate amount.

(d)               Every Warrant Certificate presented or surrendered for registration of transfer or exchange shall be accompanied (if so required by the Company or the Securities Registrar) by a written instrument or instruments of transfer, in form satisfactory to the Company or the Securities Registrar, duly executed by the registered Holder or by such Holder’s duly authorized attorney in writing.

9.                  Replacement of Warrant Certificates.

(a)                Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a Warrant Certificate and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, surrender and cancellation of such Warrant Certificate, the Company shall issue and deliver to the Holder or his duly authorized assigns after compliance with Section 5, one or more new Warrant Certificates of like tenor and in like aggregate amount. In the case of loss, theft or destruction of a Warrant Certificate, prior to the issuance of a replacement Warrant Certificate, the Company may also require that a bond be posted in such amount as the Company may determine is necessary as indemnity against any claim that may be made against it with respect to such Warrant Certificate.

(b)               All Warrants shall be held and owned under the express condition that the provisions of this Section are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Warrant Certificates and shall preclude (to the extent lawful) all other rights and remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

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(c)                Upon the issuance of any new Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Company and its agents and counsel) connected therewith.

(d)               Every new Warrant Certificate issued pursuant to this Section shall constitute an additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly issued hereunder.

10.              Persons Deemed Holders. Prior to the due presentment of a Warrant Certificate for registration of transfer or exchange, the Company, any Securities Registrar and any other agent of the Company may treat the person in whose name such Warrant Certificate is registered in the Securities Register as the sole Holder of such Warrant Certificate and of the Warrant represented by such Warrant Certificate for all purposes whatsoever, and shall not be bound to recognize any equitable or other claim to or interest in such Warrant Certificate or in the Warrant represented by such Warrant Certificate on the part of any person and shall be unaffected by any notice to the contrary.

11.              Cancellation. All Warrant Certificates surrendered for the purpose of exercise, exchange or registration of transfer shall be cancelled by the Securities Registrar, and no Warrant Certificates shall be issued in lieu thereof, except as expressly permitted by the provisions of this Agreement.

12.              Fractional Warrant Shares. A Warrant Certificate exercisable for fractional Warrant Shares shall receive, upon surrender of the Warrant Certificate, a check in the amount equal to any cash in lieu of any fractional share of Common Stock to which such Holder may be otherwise entitled.

13.              Stock Dividends, Splits, Etc.

(a)                If, prior to the Expiration Time, the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, or declare and pay a dividend on its outstanding shares of Common Stock payable in additional shares of Common Stock, the Exercise Price, as then in effect, shall be proportionately reduced, and the Company shall proportionately increase the number of Warrant Shares then subject to exercise under this Warrant (and not previously exercised.)

(b)               If, prior to the Expiration Time, the Company shall combine its outstanding shares of Common Stock into a lesser number of shares of Common Stock, the Exercise Price, as then in effect, shall be proportionately increased, and the Company shall proportionately reduce the number of Warrant Shares then subject to exercise under this Warrant (and not previously exercised.)

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14.              Reorganization, Reclassifications, Consolidation or Merger. If, prior to the Expiration Time, there shall be a reorganization or reclassification of the outstanding shares of Common Stock (other than as provided in Section 13 of this Agreement), or any consolidation or merger of the Company with another entity, the Holder shall be entitled to receive, during the remainder of the term of this Agreement and upon payment of the Exercise Price, the number of shares of stock or other securities or property of the Company or of the successor entity (or its parent company) resulting from such consolidation or merger, as the case may be, to which a holder of Warrant Shares, deliverable upon the exercise of a Warrant, would have been entitled upon such reorganization, reclassification, consolidation or merger; and, in any case, the Company shall make appropriate adjustments (as determined by the board of directors of the Company in its sole discretion) in the application of the provisions with respect to the rights and interests of the Holders so that the provisions set forth in this Agreement (including the adjustment to the Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrants) shall be applicable, as nearly as may be practicable, to any shares or other property thereafter deliverable upon the exercise of this Warrant.

15.              Certificate as to Adjustments; Issuance of New Warrant Certificates. Within thirty (30) days following any adjustment provided for in Section 13 or 14 of this Agreement, the Company shall give written notice of the adjustment to the Holders. The notice shall state the Exercise Price as adjusted and the increased or decreased number of shares of Common Stock purchasable upon the exercise of the Warrants and shall set forth in reasonable detail the method of calculation for each. Notwithstanding anything to the contrary set forth herein or in the Warrant Certificates, the Company may, at its option, issue new Warrant Certificates evidencing the Warrants, in such form as may be approved by the Company, to reflect any adjustment or change in the Exercise Price and the number or kind of stock or other securities or property purchasable upon exercise of the Warrants.

16.              Miscellaneous.

(a)                Any notice or other communication required or permitted to be made hereunder shall be in writing, duly signed by the party giving such notice or communication and shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid as follows (or at such other address for a party as shall be specified by like notice): (i) if given to the Company, at its principal place of business; and (ii) if given to a Holder, at the address set forth for the Holder on the books and records of the Company. A notice given to the Company by a Holder with respect to the exercise of a Warrant shall not be effective until received by the Company.

(b)               The Company shall, at all times, reserve and keep available out of its authorized and unissued shares of Common Stock or out of any shares of Common Stock held in treasury that number of shares of Common Stock that will from time to time be sufficient to permit the exercise in full of all outstanding Warrants. The Company shall take all such action as may be necessary to ensure that all Warrant Shares delivered upon exercise of any Warrants shall, at the time of delivery of the Warrant Certificates for such Warrant Shares, be duly authorized, validly issued, fully paid and nonassessable.

(c)                The Company shall pay when due and payable any and all federal and state transfer taxes and charges (other than any applicable income taxes) that may be payable in respect of the issuance and delivery of Warrant Certificates (excluding the Warrant Certificate issued to the Initial Holder) or of certificates for Warrant Shares receivable upon the exercise of any Warrants; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of the issuance and delivery (i) of any Warrant Certificate or stock certificate registered in a name other than that of the Holder of the Warrant Certificate that has been surrendered, or (ii) of any Warrant Certificate under Section 9.

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(d)               No Holder, in his capacity as such, shall be entitled to vote or receive dividends or shall be deemed for any other purpose the holder of the Warrant Shares or other securities which may at any time be issuable upon the exercise of such Warrant. Nothing contained herein or in any Warrant Certificate shall be construed to confer upon any Holder, in his capacity as such, any of the rights of a shareholder of the Company, including any right to vote for the election of directors or upon any matter submitted to shareholders of the Company at any meeting thereof, to give or withhold consent to any corporate action, or to receive notices of meeting or other actions affecting shareholders.

(e)                Each Holder, by accepting a Warrant Certificate, accepts and agrees to the terms of this Agreement. The terms of this Agreement shall be binding upon the Company, the Initial Holder and the subsequent Holders and their respective heirs, successors, representatives and permitted assigns. Nothing expressed or referred to herein is intended or will be construed to give any person other than the Company or the Holders any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provision herein contained, it being the intention of the Company and the Holders that this Agreement, the assumption of obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole benefit of the Company and the Holders and for the benefit of no other person.

(f)                This Agreement constitutes the full understanding of the Company and the Holders, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, that may exist between the Company and any Holder with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement will be binding unless hereafter or contemporaneously herewith made in writing and signed by the party to be bound, and no modification will be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement.

(g)                The headings contained in this Agreement are for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision in this Agreement. Each use herein of the masculine, neuter or feminine gender will be deemed to include the other genders. Each use herein of the plural will include the singular and vice versa, in each case as the context requires or as is otherwise appropriate. The word “or” is used in the inclusive sense. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to a person are also to its permitted successors or assigns. No provision of this Agreement is to be construed to require, directly or indirectly, any person to take any action, or omit to take any action, which action or omission would violate applicable law (whether statutory or common law), rule or regulation.

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(h)               THIS AGREEMENT, EACH WARRANT AND EACH WARRANT CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS. IN THE EVENT OF A DISPUTE INVOLVING THIS AGREEMENT, THE PARTIES IRREVOCABLY AGREE THAT VENUE FOR SUCH DISPUTE SHALL LIE EXCLUSIVELY IN A COURT OF COMPETENT JURISDICTION IN NEW YORK, NEW YORK.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer as of the date first above written.

ROBERTS REALTY INVESTORS, INC.

By:	/s/ Charles S. Roberts
Name:	Charles S. Roberts
Title:	CEO and President

Acknowledged and Agreed as of the date first above written:

A-III Investment Partners LLC

By:	/s/ Edward Gellert
Name:	Edward Gellert
Title:	Authorized Signatory

[Signature page to Warrant Agreement]

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EXHIBIT A

WARRANTS GRANTED

Name	Number of Warrants
A-III Investment Partners LLC	The number of Warrants equal to $38,000,000 divided by the Purchase Price Per Share as defined in the Stock Purchase Agreement, as adjusted pursuant to Section 6.2(c) of the Stock Purchase Agreement and the post-closing adjustment pursuant to Section 1.3 of the Stock Purchase Agreement, subject to further adjustment pursuant to Section 13 of the Warrant Agreement.

26,760,563

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EXHIBIT B

FORM OF WARRANT CERTIFICATE

THIS WARRANT CERTIFICATE AND THE SHARES ISSUABLE UNDER THAT CERTAIN WARRANT AGREEMENT DATED AS OF __________, 20__ BY ROBERTS REALTY INVESTORS, INC., A GEORGIA CORPORATION (THE “COMPANY”), IN FAVOR OF THE INITIAL HOLDER, AS THE SAME MAY BE AMENDED FROM TIME TO TIME (THE “AGREEMENT”), HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND EXCEPT AS PROVIDED IN SECTION 5 OF THE WARRANT AGREEMENT, THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR, IN THE OPINION OF THE COMPANY’S SECURITIES LAW COUNSEL, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION. A COPY OF THE AGREEMENT IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY DURING NORMAL BUSINESS HOURS. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF THE AGREEMENT.

No. W-001	Number of Warrants: _______

WARRANT CERTIFICATE

This Warrant Certificate certifies that A-III Investment Partners LLC, or registered assigns, is the registered holder of a warrant to purchase the number of fully-paid and non-assessable shares of common stock, $0.01 par value of the Company (“Warrant Shares”) set forth above, at the Exercise Price set forth in Section 6 of the Agreement (the “Warrant”).

The Warrant evidenced by this Warrant Certificate is part of a duly authorized issue of Warrants issued pursuant to the Agreement, which is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the Holder. All terms used, but not otherwise defined, in this Warrant Certificate shall have the meanings assigned to them in the Agreement. If any provision of this Warrant Certificate conflicts with a provision of the Agreement, the provision of the Agreement shall supersede.

This Warrant may not be exercised after 5:00 p.m., New York, New York time, on the third (3rd) anniversary of the Issue Date, as provided in Section 4 of the Agreement.

The Holder may exercise the Warrant evidenced by this Warrant Certificate in whole or in part at any time prior to the Expiration Time by delivering to the secretary or assistant secretary of the Company (i) the Warrant Certificate; (ii) a written notice to the Company specifying the number of Warrant Shares with respect to which Warrants are being exercised; and (iii) a check for the full amount of the aggregate Exercise Price of the Warrant Shares being acquired.

Notwithstanding the preceding and notwithstanding anything in the Agreement to the contrary, this Warrant may not be transferred unless at the time the Holder seeks to transfer such Warrant, either (a) a prospectus or registration statement relating to the Warrant is in effect under applicable laws and rules of the U.S. Securities and Exchange Commission (the “SEC”) and applicable state blue sky laws, or (b) the transfer of the Warrant is made pursuant to an available exemption from registration or qualification under the securities laws of the United States and applicable state blue sky laws in the reasonable judgment of the Company’s securities counsel. Further, notwithstanding the preceding and anything in the Agreement to the contrary, this Warrant will be exercisable and the Company will not be obligated to issue Warrant Shares upon the exercise of Warrants unless at the time the Holder seeks to exercise such Warrant, either (a) a prospectus or registration statement relating to the Warrant Shares is in effect under applicable laws and rules of the SEC and applicable state blue sky laws, or (b) the issuance of the Warrant Shares is made pursuant to an available exemption from registration or qualification under the securities laws of the United States and applicable state blue sky laws in the reasonable judgment of the Company’s securities counsel. Except as provided in the Registration Rights Agreement between the Company and the Initial Holder dated                , 20   , the Holder acknowledges that the Company has no obligation to register or qualify this Warrant or the Warrant Shares and has no obligation to register or qualify this Warrant or the Warrant Shares for resale. The Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements that include the time and manner of sale, the holding period for the Warrant and the Warrant Shares, whether the Holder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, and on requirements relating to the Company that are outside the Holder’s control, and which the Company is under no obligation and may not be able to satisfy.

Upon receipt of the items set forth above, and subject to the terms of the Agreement, the Company shall promptly deliver to, and register in the name of, the Holder a certificate or certificates representing the number of Warrant Shares acquired by exercise of this Warrant. In the event of a partial exercise of this Warrant, a new Warrant Certificate evidencing the number of Warrant Shares that remain subject to this Warrant shall be issued by the Company to such Holder or to his duly authorized assigns.

The Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company’s securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company may, at its option, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants.

Upon surrender for registration of transfer of this Warrant Certificate, subject to the terms of the Agreement, the Company shall issue and deliver to the Holder or his duly authorized assigns, one or more new Warrant Certificates of like tenor and in like aggregate amount.

Prior to the due presentment of this Warrant Certificate for registration of transfer or exchange, the Company, any Securities Registrar and any other agent of the Company may treat the person in whose name this Warrant Certificate is registered in the Securities Register as the sole Holder of this Warrant Certificate and of the Warrant represented by this Warrant Certificate for all purposes whatsoever, and shall not be bound to recognize any equitable or other claim to or interest in this Warrant Certificate or in the Warrant represented by this Warrant Certificate on the part of any person and shall be unaffected by any notice to the contrary.

The Holder, in his capacity as such, shall not be entitled to vote or receive dividends or shall be deemed from any other purpose the holder of the Warrant Shares or other securities which may at any time be issuable upon the exercise of this Warrant. Nothing contained in this Warrant Certificate shall be construed to confer upon the Holder, in his capacity as such, any of the rights of a shareholder of the Company, including any right to vote for the election of directors or upon any matter submitted to shareholders of the Company at any meeting thereof, to give or withhold consent to any corporate action, or to receive notices of meeting or other actions affecting shareholders.

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Any notice or other communication required or permitted to be made by the Holder to the Company shall be in writing, duly signed by the Holder and shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid to the Company, at its principal place of business (or such other address as designated in writing to the Holder by the Company). A notice given to the Company by a Holder with respect to the exercise of this Warrant shall not be effective until received by the Company.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of _________, 20__

ROBERTS REALTY INVESTORS, INC.

By:
Name:
Title:

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